Exhibit 99.6

CERTIFICATION
Pursuant to 18 United States Code § 1350

The undersigned hereby certifies that to his knowledge the annual report on Form 40-F of Dundee Bancorp Inc. (the “Company”) filed with the Securities and Exchange Commission on the date hereof fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company.

                                                                   /s/          Ned Goodman
                                                     Name:   Ned Goodman
                                                     Title:     Chief Executive Officer

                                                     Date:     May 16, 2003

CERTIFICATION
Pursuant to 18 United States Code § 1350

The undersigned hereby certifies that to her knowledge the annual report on Form 40-F of Dundee Bancorp Inc. (the “Company”) filed with the Securities and Exchange Commission on the date hereof fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company.

                                                   /s/        Joanne Ferstman
                                     Name:   Joanne Ferstman
                                     Title:     Chief Financial Officer

                                                  Date:     May 16, 2003